UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2026

BCP Investment Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Madison Avenue, 3rd Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code): (212)
891-2880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BCIC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Additional Notes Offering
On September 2, 2026, BCP Investment Corporation (the “Company”) entered into a note purchase agreement (the “Note Purchase Agreement”), by and among the Company and each purchaser named therein (the “Purchasers”), in connection with the issuance and sale of $10,000,000 in aggregate principal amount of additional 7.50% notes due 2029 (the “New Notes”), pursuant to an effective shelf registration statement on Form
N-2
(File
No. 333-283443),
as amended, which was declared effective on February 10, 2025. The New Notes are being issued as additional notes under the same indenture pursuant to which the Company previously issued $50,000,000 aggregate principal amount of 7.50% Notes due 2029 on March 24, 2026 (the ”Existing Notes” and, together with the New Notes, the “Notes”). The New Notes will be consolidated with and treated as a single series with the Existing Notes and will have the same terms as to status, redemption and otherwise (other than issue date) as the Existing Notes. The Company intends to use the net proceeds of the offering to repay an aggregate principal amount of $10.0 million of the LRFC 5.25% fixed rate notes due 2026 and to pay down other indebtedness.
The New Notes are being issued under the Base Indenture, dated as of October 10, 2012, between the Company and U.S. Bank Trust Company, National Association (the “Trustee”), as supplemented by the Sixth Supplemental Indenture, dated as of March 24, 2026 (together, the “Indenture”), pursuant to which the Existing Notes were previously issued.
The Notes will mature on September 24, 2029. The Notes may be redeemed in whole or in part at the Company’s option at any time or from time to time prior to April 24, 2029 at par value plus a “make-whole” premium calculated in accordance with the terms under “optional redemption” in the Indenture and at par value on April 24, 2029 or thereafter.
The Notes bear interest at the rate of 7.50% per year, payable semi-annually on April 30 and October 30 of each year, commencing on April 30, 2026. The Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu
with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.
The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Sections 18(a)(1)(A) and 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. Additionally, the Company has agreed to use its commercially reasonable efforts to maintain a rating of the Notes from a rating agency, as defined in the Indenture, as long as the Notes are outstanding. These covenants are subject to important limitations and exceptions that are described in the Indenture.
The foregoing description of the New Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement and Indenture, filed as exhibits hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form
8-K
is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit

4.1	Sixth Supplemental Indenture, dated as of March 24, 2026, relating to the 7.50% Notes due 2029, by and between the Company and U.S. Bank Trust Company, National Association, as trustee. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 24, 2026.)

4.2	Form of 7.50% Notes due 2029. (Incorporated by reference to Exhibit 4.1 hereto.)

5.1	Opinion of Dechert LLP, dated September 3, 2026.

10.1	Note Purchase Agreement, dated September 2, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCP INVESTMENT CORPORATION

By:	/s/ Brandon Satoren
Name:	Brandon Satoren
Title:	Chief Financial Officer
Date: September 3, 2026